EXHIBIT 10.11

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated August 2, 2004 between                      (“Purchaser”) and Tripath Technology, Inc. (“Company”). The parties hereto agree as follows:

The Purchaser shall buy and the Company shall sell                      shares (“Shares”) of the Company’s Common Stock at a price of $2.00 per share for a total amount of $                    .

The Shares (as hereinafter defined) have been registered on a registration statement on Form S-3, File No. 333-115771, which was declared effective by the Securities and Exchange Commission and remains effective as of the date hereof. A final prospectus and prospectus supplement relating to the offering of the Shares (together, the “Prospectus”) (the “Offering”) will be delivered to the Purchaser prior to or promptly after the closing of the purchase and sale of the Shares (the “Closing”). The Shares are free of restrictive legends and are free of any resale restrictions.

The Company represents and warrants to the Purchaser:

(a) Disclosure. The Company confirms that, neither the Company nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) subject to any approvals required by law or the Company’s listing agreement with the Nasdaq Stock Market, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any subsidiary is bound or to which any property or asset of the Company or any subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the operations or business prospects of the Company, taken as a whole.

(c) Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(d) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the Prospectus or a report filed pursuant to the Securities Exchange Act of 1934, as amended, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect on the Company’s operations or business prospects, taken as a whole, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(e) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the validity of the Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a material adverse effect. Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any legal action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act.

(f) Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the business day following the date hereof, issue a press release and file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or Nasdaq regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

The Purchaser represents and warrants to the Company:

(a) The Purchaser is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The Purchaser has the requisite corporate (or other entity) power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof.

(c) In making its investment decision in this offering, the Purchaser and its advisors, if any, have relied solely on the Company’s public filings as filed with the Securities and Exchange Commission.

(d) The Purchaser hereby consents to receipt of the Company’s Prospectus Supplement, dated August 2, 2004, and the accompanying Prospectus, dated June 1, 2004, including the documents incorporated by reference therein, in portable document format, or PDF, via electronic mail. As of the date of this Agreement, the Purchaser received the Prospectus Supplement and Prospectus in PDF via electronic mail and was able to, and did in fact, access, download, and print the Prospectus Supplement and Prospectus in such format.

(e) The Purchaser is acquiring the Shares in the ordinary course of its business and for its own account, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act.

(f) The Purchaser is not a broker-dealer registered under the Securities Exchange Act of 1934.

The Closing will occur on or before August 6, 2004. The Company will give notice of the date of Closing to the Purchaser prior to noon eastern time on the Business Day (as hereinafter defined) before the Closing.

The Purchaser and the Company acknowledge and agree that (i) the offering described in the Prospectus is for up to a number of shares of the Company’s Common Stock up to three million shares and (ii) the Company will not issue additional shares of its Common Stock with respect to this transaction under circumstances that would require the approval of its stockholders pursuant to applicable NASDAQ rules without obtaining such approval.

The Purchaser shall wire the purchase amount to the Company to the account set forth below.

Company Wire Transfer Instructions:

See attached

The Company shall cause its transfer agent to transmit the Shares electronically to the Purchaser by crediting the account set forth below through the Deposit Withdrawal Agent Commission system.

Purchaser DWAC Instructions:

See attached

The Purchaser may not assign or otherwise transfer this Agreement or its rights hereunder without the consent of the Company.

AGREED AND ACCEPTED:
Tripath Technology, Inc.

By:
Name:
Title:

Purchaser:

By:
Name:
Title:

Address:
Facsimile No.: